Exhibit 99.1

Contact: Dana Hambly, Director, Investor Relations
Phone: (615) 890-9100

NHI Announces Third Quarter 2019 Earnings Release and Conference Call Date
MURFREESBORO, Tenn.--(October 8, 2019) -- National Health Investors, Inc. (NYSE:NHI) announced details for the release of its results for the third quarter ended September 30, 2019.  NHI plans to issue its earnings release before the market opens on Thursday, November 7, 2019, and will host a conference call that day at 12 p.m. Eastern Time to discuss the results.  The number to call for this interactive teleconference is (800) 763-5615, with the confirmation number 21924453.

The live broadcast of the conference call will be available online at www.nhireit.com and at https://www.webcaster4.com/Webcast/Page/633/30703 on Thursday, November 7, 2019, at 12 p.m. Eastern Time. The online replay will be available shortly after the call and remain available for approximately 90 days.

About NHI
Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. For more information, visit www.nhireit.com.